UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 10, 2020

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On June 10, 2020, at the annual meeting of stockholders (the “Annual Meeting”) of Mattel, Inc. (“Mattel”), Mattel’s stockholders approved the Fourth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan Amendment”). The Plan Amendment, effective June 10, 2020, amends the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (as amended, the “Plan”).

The purpose of the Plan is to promote the interests of Mattel and its stockholders by enabling Mattel to offer an opportunity to employees, non-employee directors and consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align their interests with those of stockholders, and to provide them with an incentive for outstanding performance to generate superior returns to Mattel stockholders.

The Plan Amendment increases the maximum number of shares that may be issued pursuant to the Plan by 10.5 million shares, enabling Mattel to continue to use the Plan as a critical tool to attract, motivate, reward, and retain its key employees and directors. In addition, the Plan Amendment revises the full-value share debiting rate for awards granted after March 1, 2020 from two and seven-tenths-to-one to two and thirty-five-hundredths to one.

The foregoing summary description of the Plan Amendment is qualified in its entirety by reference to the actual terms of the Plan Amendment, a copy of which is attached as Appendix A to Mattel’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 27, 2020 (the “Proxy Statement”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 10, 2020.

All of the nominees for director listed in Proposal 1 in the Proxy Statement were elected by a majority of the votes cast, as follows:

Name of Nominee	Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
R. Todd Bradley	300,325,690	11,036,577	415,803	18,674,375
Adriana Cisneros	310,615,187	757,220	405,663	18,674,375
Michael Dolan	305,487,442	5,938,275	352,353	18,674,375
Ynon Kreiz	308,227,358	3,145,369	405,343	18,674,375
Soren Laursen	310,638,558	722,079	417,433	18,674,375
Ann Lewnes	310,143,120	1,229,204	405,746	18,674,375
Roger Lynch	300,494,165	10,857,625	426,280	18,674,375
Dominic Ng	297,960,234	13,493,614	324,222	18,674,375
Dr. Judy Olian	308,900,745	2,558,874	318,451	18,674,375

Proposal 2, a proposal to ratify the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2020, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
315,106,309	14,908,606	437,530	N/A

Proposal 3, a proposal to approve, on a non-binding, advisory basis, the compensation of Mattel’s named executive officers, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
268,096,296	43,283,962	397,812	18,674,375

Proposal 4, a proposal to approve the Fourth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
217,246,175	94,099,678	432,217	18,674,375

Proposal 5, a stockholder proposal regarding an independent board chairman, was not approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
115,763,143	195,658,616	356,311	18,674,375

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit(s)	Filing Date
10.1	Fourth Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 27, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: June 16, 2020	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary